Exhibit-99.B(h)(21)(a)

AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 7 TO THE AGREEMENT by and among Lincoln Life & Annuity Company of New York (hereinafter, the “Company”), a New York life insurance company, and the T. Rowe Price International Series, Inc., a corporation organized under the laws of Maryland, T. Rowe Price Equity Series, Inc., a corporation organized under the laws of Maryland (which together with the T. Rowe Price International Series, Inc. shall be collectively referred to as the “Funds”) and T. Rowe Price Investment Services, Inc. (hereinafter the “Underwriter”), a Maryland corporation is effective as of March 24, 2014.

WHEREAS, the Company, the Funds and Underwriter are parties to that certain Participation Agreement dated October 1, 1996, as amended, (the “Agreement”); and

WHEREAS, the parties desire to amend Schedule A of the Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds and the Underwriter agree as follows:

1.              Schedule A of the Agreement is deleted and replaced in its entirety by the attached Schedule A.

2.              All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
By its authorized officer

By:	/s/ Daniel R. Hayes
Name:	Daniel R. Hayes
Title:	Vice President

T. ROWE PRICE INTERNATIONAL SERIES, INC.
By its authorized officer

By:	/s/ David Oestreicher
Name: David Oestreicher
Title: Vice President

T. ROWE PRICE EQUITY SERIES, INC.
By its authorized officer

By:	/s/ David Oestreicher
Name: David Oestreicher
Title: Vice President

T. ROWE PRICE INVESTMENT SERVICES, INC.
By its authorized officer

By:	/s/ Fran Pollack-Matz
Name: Fran Pollack-Matz
Title: Vice President

SCHEDULE A

Effective as of March 24, 2014

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios
Lincoln Life & Annuity Variable Annuity Account L July 24, 1996	Group Variable Annuity	T. Rowe Price International Series, Inc. T. Rowe Price International Stock Portfolio

Lincoln Life & Annuity Flexible Premium Variable Life Account Z June 21, 2006	Lincoln Corporate Variable Private Solutions

T. Rowe Price Equity Series, Inc.
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price Equity Income Portfolio
T. Rowe Price Health Sciences Portfolio

T. Rowe Price International Series, Inc.
T. Rowe Price International Stock Portfolio

LLANY Separate Account S for Flexible Premium Variable Life March 2, 1999	Lincoln Corporate Variable Private Solutions	T. Rowe Price Equity Income Portfolio